EXHIBIT 4.2

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”), dated as of March 22, 2022 (the “Agreement”), is entered into by and between the undersigned subscriber, (the “Subscriber”) and Evolutionary Genomics, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company is conducting a “best efforts” offering (the “Offering”) up to $750,000 (the “Offering Amount”) of Common Stock (the “Common Stock”);

WHEREAS, Subscriber desires to purchase the Securities for the Purchase Price (as defined below), and the Company desires to sell the Common Stock to the Subscriber for the Purchase Price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Subscriber and the Company agree as follows:

1.       Purchase and Sale of the Securities.

(a)       The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, the Common Stock as indicated above.

(b)       Upon execution of this Agreement, Subscriber will deliver payment equal to the aggregate purchase price set forth on the signature page hereof in an amount required to purchase and pay for the Common Stock subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Evolutionary Genomics, Inc.” The Purchase Price is the principal amount of the Common Stock, provided, however, the minimum amount of investment in the Common Stock by each Subscriber shall be in the principal amount of $25,000, although the Company, in its sole discretion, may accept subscriptions for less.

(c)       The subscription amounts paid by the Subscriber to the Company will be deposited in the Company’s operating account. A closing shall take place on such date and time specified by the Company. At the closing, the Company shall issue the Common Stock to the Subscriber. The offering period will terminate upon the earlier to occur of (i) the date the Offering Amount is sold or (ii) June 30, 2022.

2.       Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a)       Subscriber is an “accredited investor” as defined by Rule 501 under the Act and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities and has the ability and capacity to protect Subscriber’s interests.

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(b)       Subscriber understands that the Common Stock has not been registered and will not be registered under the Act. Subscriber understands that the sale of Common Stock to Subscriber will not be required to be registered under the Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring the Common Stock for resale upon the occurrence or non-occurrence of some predetermined event.

(c)       Subscriber acknowledges and understands that the Common Stock is being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Common Stock made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d)       Subscriber acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of a security subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the security and the availability of certain current public information about the Company. In the event that the Company determines to register the Securities under the Act, Subscriber agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement, unless such Subscriber notifies the Company in writing of Subscriber’s election to exclude all of Subscriber’s Common Stock from the registration statement. Upon effectiveness of the registration statement, Subscriber further agrees that it will comply with the prospectus delivery requirements of the Act as applicable to it in connection with sales of their Common Stock pursuant to such registration statement.

(e)       Subscriber acknowledges that Subscriber has had the opportunity to ask questions of and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf. Subscriber has received and reviewed the Subscription Booklet, and all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review, all information, both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Subscriber has not relied on any other representations or information.

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(f)       Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)       Subscriber has carefully considered and has discussed with Subscriber’s professional legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for Subscriber. Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)       This Subscription Agreement does not contain any untrue statement of a material fact concerning Subscriber.

(i)       There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s properties before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)       The execution, delivery and performance of and compliance with this Subscription Agreement, and the issuance of the Common Stock will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber’s articles of incorporation or bylaws, if applicable, or any of Subscriber’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Common Stock.

(k)       Subscriber acknowledges that the Common Stock is speculative and involve a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Common Stock, including a total loss of its investment.

(l)       Subscriber fully understands that the proceeds from this Offering will be used for general working capital of the Company and research costs.

(m)       Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n)       Subscriber is aware that the shares of Common Stock is and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.

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(o)       Subscriber understands that any and all certificates representing shares of Common Stock and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.”

(p)       In addition, the certificates representing shares of Common Stock, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(q)       Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Common Stock by Subscriber, if any, will be in compliance with the Act.

(r)       Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision.

(s)       Subscriber represents that (i) Subscriber is able to bear the economic risks of an investment in the Common Stock and to afford the complete loss of the investment; and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(t)       Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Subscription Agreement is not binding upon the Company until accepted by an authorized officer of the Company. In the event that the subscription is rejected, then Subscriber’s subscription funds will be returned without interest thereon or deduction therefrom.

(u)       Subscriber has not been furnished with any oral representation or oral information in connection with the Offering of the Securities that is not in this Subscription Booklet.

(v)       No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Common Stock, Subscriber is not relying upon any representations other than those contained in this Subscription Agreement.

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(w) Subscriber represents and warrants, to the best of its knowledge, unless previously disclosed to the Company or its counsel, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(x)       Subscriber represents and warrants that he, she or it is not an affiliate of the Company.

(y)       Subscriber understands that there is no minimum amount which must be raised before the Company holds an initial closing of this Offering.

3.       Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Subscriber as follows:

(a)       The Company is duly organized and validly existing as a corporation in good standing under the laws of Nevada.

(b)       The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c)       All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Common Stock to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.       Indemnification. Subscriber agrees to indemnify and hold harmless the Company, its shareholders, officers, directors, employees, promissory noteholders (if applicable) and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and court costs) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription.

5.       Miscellaneous.

(a)       Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Common Stock acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)       Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(c)       Subscriber has read and has accurately completed this entire Subscription Agreement.

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(d)       This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

(e)       Subscriber acknowledges that it has been advised to consult with its own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

(f)       Any notice or other document required or permitted to be given or delivered to Subscriber shall be in writing and sent (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Evolutionary Genomics, Inc.

4220 Morning Star Drive,

Castle Rock, Colorado 80108

Attention: Steve B. Warnecke

or such other address as it shall have specified to Subscriber in writing.

(g)       Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)       This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon Subscriber, Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(i)        If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(j)        The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Subscription Agreement by the Company or Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(k)       All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(l)       This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

$__________________________
Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	___	Individual	7.	___	Trust/Estate/Pension or Profit Sharing Plan Date Opened:______________
2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for ________________________________ Under the Uniform Gift to Minors Act of the State of ________________________________
3.	___	Community Property	9.	___	Married with Separate Property
4.	___	Tenants in Common	10.	___	Keogh
5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety
6.	___	IRA	12.	___	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN:

1	INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 8
2	SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 9
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EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held
___________________________________ Name (Please Print)	___________________________________ Name of Additional Subscriber
___________________________________ Residence: Number and Street	___________________________________ Address of Additional Subscriber
___________________________________ City, State and Zip Code	___________________________________ City, State and Zip Code
___________________________________ Social Security Number	___________________________________ Social Security Number
___________________________________ Telephone Number	___________________________________ Telephone Number
___________________________________ Fax Number (if available)	___________________________________ Fax Number (if available)
___________________________________ E-Mail (if available)	___________________________________ E-Mail (if available)
___________________________________ (Signature)	___________________________________ (Signature of Additional Subscriber)

*If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:
The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

___________________________________ Name of FINRA Firm	ACCEPTED this ____ day of __________ 2022, on behalf of Evolutionary Genomics, Inc.
By: ________________________________ Name: Title:	By: ________________________________ Name: Steve B. Warnecke Title: CEO

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EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, Etc.)

Name of Entity (Please Print)
Date of Incorporation or Organization:
State of Principal Office:

Federal Taxpayer Identification Number:

____________________________________________

Office Address
____________________________________________

City, State and Zip Code
____________________________________________

Telephone Number
____________________________________________

Fax Number (if available)
____________________________________________

E-Mail (if available)

[seal] Attest: ________________________________ (If Entity is a Corporation)	By: ________________________________ Name: Title:

*If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:
The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

___________________________________ Name of FINRA Firm	ACCEPTED this ____ day of __________ 2022, on behalf of Evolutionary Genomics, Inc.
By: ________________________________ Name: Title:	By: ________________________________ Name: Steve B. Warnecke Title: CEO

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